Exhibit 99.1

For further information, contact: George Huhta Technology Solutions Company 312.228.4760 george_huhta@techsol.com

Technology Solutions Company Announces
2005 First Quarter Financial Results

CHICAGO, IL May 5, 2005—Technology Solutions Company (TSC) (Nasdaq: TSCC), a consulting company delivering business benefits through the application of information technology, today announced first quarter financial results.

First Quarter Metrics

•	Revenues before reimbursements were $9.8 million compared with $8.6 million for the same quarter a year ago; net loss was $4.2 million, or ($0.09) per share vs. a loss of $1.0 million or ($0.03) per share in the first quarter of 2004

•	Utilization was 59 percent as compared to 58 percent in the fourth quarter of 2004

•	28 new clients (12 from the ZAMBA Solutions acquisition) and 54 new projects from new and existing clients were acquired, as compared to 12 new clients and 34 new projects from new and existing clients in the fourth quarter of 2004

•	Annualized voluntary turnover was 31 percent as compared to 22 percent in the fourth quarter of 2004

•	Days sales outstanding were 60 days as compared to 51 days in the fourth quarter of 2004 as the fourth quarter benefited from accelerated year end collections

•	Total headcount at March 31, 2005 was 241 compared to 202 at Dec. 31, 2004. This change is largely the result of the ZAMBA acquisition

•	The cash and cash equivalents balance at March 31, 2005 was $24.1 million

First Quarter Results

Revenues before reimbursements for the quarter ended March 31, 2005 were $9.8 million. First quarter net loss was $4.2 million or ($0.09) per share. The results were in line with the company’s revised guidance of $9.7 to $9.9 million in revenues and a loss in the range of ($0.09) to ($0.10) per share.

Business Commentary and Second Quarter Outlook

Michael R. Gorsage, president and CEO, stated, “As noted in the announcement of our revised guidance issued last month, the first quarter’s results were negatively impacted by two projects as the scope of one changed while the other was put on hold indefinitely. While we added 28 new clients this quarter and have 54 new projects with new and existing clients, this business was not enough to offset the change in status of these two projects. Looking ahead, the opportunities we are currently seeing in terms of size and number are growing, and we are concentrating our efforts on our key areas – Consumer & Retail, Manufacturing, Financial Services, and Healthcare. We have initiated several lead generation campaigns and our client officers and sales force are aggressively pursuing viable leads and opportunities after they have been qualified. Additionally, we are sharpening our focus on converting sales leads to sold engagements as we are focused on generating top line revenue growth.”

Second Quarter 2005 Expectations

The Company is forecasting revenues before reimbursements for the second quarter of 2005 to be in the range of $9.5 million to $10.5 million. The Company expects second quarter earnings results to range from a loss of approximately $3.5 million at the high end of the revenues range ($0.07 per share) to $4.5 million ($0.10 per share) at the low end. (Note that loss amounts are shown with no anticipated tax benefit.) “We are retraining our people and redeploying them into those areas in which we see the greatest opportunity. We are working diligently to bring this company to profitability through the aggressive pursuit of new business opportunities, enhancing our marketing efforts as well as through prudent and ongoing cost containment efforts,” Gorsage said. Depending on revenues and cash collections, the Company expects to end the second quarter with a cash balance of approximately $16.5 million to $18.0 million. This includes annual payments for corporate insurance and 2004 bonuses.

In conclusion, Gorsage said, “Technology Solutions is in the process of a transformation, the implementation of which started about six months ago. Such transformations, which in our case included a realignment of the company’s people and skill sets to better meet market demand as well as the appointment of a number of new senior leaders, take time to yield the desired results. I want to assure everyone that we are headed in the right direction. However, management’s patience is not infinite, and we continue to examine every aspect of our company with an eye to improvement and the delivery of real value to our clients and shareholders.”

Conference Call

The Company will also host a conference call to further discuss its first quarter operating results on Friday, May 6, 2005 at 8 a.m. CDT. The dial-in number for the call is 800-835-9927. For international participants, the dial-in number is 312-461-0953. The conference call will also be available live via the Internet in the Investors section of TSC’s Web site at http://www.techsol.com. It is recommended that participants using the Internet access the site at least 15 minutes before the conference call begins to download and install any necessary audio software. The call can also be heard online at http://www.firstcallevents.com. For those who cannot access the live broadcast, a replay of the call will be available until midnight CDT on May 27, 2005 by dialing 800-839-6713. The passcode for the replay is 7075156.

About Technology Solutions Company

Delivering business benefits through the application of information technology, Technology Solutions Company (TSC) is an IT consulting firm committed to helping clients in the Manufacturing, Healthcare, Consumer and Retail, and Financial Services industries. TSC focuses on the business challenges of IT Strategy, Planning & Process Transformation, Enterprise Application Services, Customer Relationship Management, Business Technology, Extended Support, Compliance, and Process Adaptation & Training. The company’s services range across all phases of the project life cycle including IT strategy and assessment, project planning, software selection, reengineering, implementation, upgrades, training, and application hosting. Headquartered in Chicago, TSC has worked with nearly 900 clients worldwide, including the majority of the Fortune 100. For more information, please visit http://www.techsol.com.

CERTAIN FORWARD-LOOKING STATEMENTS AND FACTORS THAT MAY AFFECT FUTURE RESULTS

This press release contains or may contain certain forward-looking statements concerning the Company’s financial position, results of operations, cash flows, business strategy, budgets, projected costs and plans and objectives of management for future operations, as well as other statements including words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” and other similar expressions. These forward-looking statements are subject to significant risks and uncertainties. Although the Company believes its expectations reflected in such forward-looking statements are based on reasonable assumptions, readers are cautioned that no assurance can be given that such expectations will prove correct and that actual results and developments may differ materially from those conveyed in such forward-looking statements. Important factors that could cause actual results to differ materially from the expectations reflected in the forward-looking statements in this press release include, among others, our ability to successfully introduce new service offerings, our ability to manage the pace of technological change including our ability to refine and add to our service offerings to adapt to technological changes, our ability to manage the current downturn in our business, and our ability to manage the current uncertainties in our industry and the economy in general, our ability to manage our current decreased revenue levels, our ability to attract new business and increase revenues, our ability to attract and retain employees, our ability to accommodate a changing business environment, general business and economic conditions in the Company’s operating regions, market conditions and competitive factors, our dependence on a limited number of clients and the potential loss of significant clients, our ability to continue to attract new clients and sell additional work to existing clients, our ability to successfully integrate the recently-acquired Zamba business with the rest of our business, and our ability to manage costs and headcount relative to expected revenues, all as more fully described in the Company’s periodic reports filed with the Securities and Exchange Commission from time to time. Such forward-looking statements speak only as of the date on which they are made and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release. If the Company does update or correct one or more forward-looking statements, readers, investors and others should not conclude that the Company would make additional updates or corrections with respect thereto or with respect to other forward-looking statements. Actual results may vary materially.

TECHNOLOGY SOLUTIONS COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	For the Three Months
	Ended March 31,
	2005	2004
	(unaudited)
REVENUES:
Revenues before reimbursements	$9,828	$8,635
Reimbursements	1,240	1,092

	11,068	9,727

COSTS AND EXPENSES:
Project personnel	6,834	5,540
Other project expenses	2,471	1,334
Reimbursable expenses	1,240	1,092
Management and administrative support	4,641	3,378
Intangible asset amortization	256	—
Restructuring and other credits	—	(579)
Incentive compensation	—	228

	15,442	10,993

OPERATING LOSS	(4,374)	(1,266)

OTHER INCOME:
Net investment income	187	227

LOSS BEFORE INCOME TAXES	(4,187)	(1,039)
INCOME TAX PROVISION	—	—

NET LOSS	$(4,187)	$(1,039)

BASIC NET LOSS PER COMMON SHARE	$(0.09)	$(0.03)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	46,855	40,819

DILUTED NET LOSS PER COMMON SHARE	$(0.09)	$(0.03)

WEIGHTED AVERAGE NUMBER OF COMMON AND COMMON EQUIVALENT SHARES OUTSTANDING	46,855	40,819

TECHNOLOGY SOLUTIONS COMPANY
CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

	March 31,	December 31,
	2005	2004
	(unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$24,122	$30,032
Receivables, less allowance for doubtful receivables of $73 and $73	7,376	6,182
Other current assets	317	708

Total current assets	31,815	36,922

COMPUTERS, FURNITURE AND EQUIPMENT, NET	384	509

GOODWILL	7,884	7,884

INTANGIBLE ASSETS, NET	1,834	2,090

LONG-TERM RECEIVABLES AND OTHER	5,648	5,679

Total assets	$47,565	$53,084

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$1,393	$960
Line of Credit	—	649
Accrued compensation and related costs	4,804	4,987
Restructuring accruals	529	696
Other current liabilities	3,070	3,998

Total current liabilities	9,796	11,290

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY:
Preferred stock	—	—
Common stock, shares issued – 50,533,970; shares outstanding – 46,935,038 and 46,851,460	505	505
Capital in excess of par value	127,535	127,583
Stock based compensation	89	—
Accumulated deficit	(85,469)	(81,282)
Treasury Stock, at cost, 3,598,932 and 3,682,510 shares	(5,099)	(5,217)
Accumulated other comprehensive income:
Cumulative translation adjustment	208	205

Total stockholders’ equity	37,769	41,794

Total liabilities and stockholders’ equity	$47,565	$53,084